UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2020

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1088 Sansome Street

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed, Pattern Energy Group Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 3, 2019, with Pacific US Inc., a Delaware corporation (“Parent”), and Pacific Bidco US Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). On March 16, 2020, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). Parent is an affiliate of Canada Pension Plan Investment Board.

Simultaneously with the Company’s entry into the Merger Agreement, Parent, Riverstone Pattern Energy II Holdings, L.P., Pattern Energy Group Holdings 2 LP (“P2”), Pattern Equity Holdings 2 LLC, certain members of the management team of Pattern Energy Group Holdings 2 LP, certain members of the management team who held unvested equity interests in the Company and a management representative entity, Hou-ou LLC, entered into an agreement (the “Contribution and Exchange Agreement”), pursuant to which at or following the consummation of the Merger, the Company and P2 would be under common ownership (the “P2 Transactions”). The transactions considered by the Contribution and Exchange Agreement were completed on March 31, 2020.

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to Securities Purchase and Rights Agreement

In connection with the Merger and the P2 Transactions, on April 1, 2020, the Company, Pattern Energy Group LP, a Delaware limited partnership (“Operations LP”), Pacific PEG Holdings LLC, a Delaware limited liability company (“Pacific”), CBRE Caledon Jupiter II Investments LP, CBRE Caledon Global Infrastructure Fund Holdings I, LP, College of Applied Arts and Technology Pension Plan, CBRE Caledon Trident Infrastructure Investments II LP, Caledon Sirius Investments LP, Toronto Transit Commission Pension Fund Society, CBRE Caledon Nova Investments LP and Caledon Taurus Investments LP (each of the foregoing, collectively, the “Purchasers”) entered into Amendment No. 1 (the “Amendment”) to that certain Securities Purchase and Rights Agreement dated as of October 10, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, the “SPA”). Capitalized terms used in this Item 1.01 and not otherwise defined under this Item 1.01 shall have the meanings assigned to such terms in the SPA.

The Amendment provides for certain adjustments to the SPA in connection with the consummation of the Merger and the P2 Transactions including, among other things, revising the covenants relating to the provision of information rights, consent rights and rights with respect to future issuances of preferred stock so that such covenants apply to Operations LP, which following the completion of the Merger, P2 Transactions and related reorganizations, serves as the direct holding company for substantially all of the operating assets of the Company and its consolidated subsidiaries prior to the Merger and the P2 Transactions.

The Amendment contains customary representations, warranties and covenants of the Company, Operations LP, Pacific and the Purchasers made as of the date of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2020

PATTERN ENERGY GROUP INC.

By:	/s/ Dyann Blaine
	Name:	Dyann Blaine
	Title:	Vice President